Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264714

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 13, 2022)

Up to $2,064,262

FUSION FUEL GREEN PLC

Class A Ordinary Shares

This prospectus supplement relates to an offering and sale of the Class A ordinary shares with a nominal value of $0.0001 (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (“we,” “us,” “our,” or the “Company”), pursuant to an At The Market Offering Agreement between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), dated May 16, 2025 (the “ATM Agreement”). In accordance with the terms of the ATM Agreement, under this prospectus supplement and the accompanying prospectus we may offer and sell Class A Ordinary Shares having an aggregate offering price of up to $2,064,262 from time to time through Wainwright, acting as sales agent or principal.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of our Class A Ordinary Shares sold through it pursuant to the ATM Agreement. In connection with the sale of the Class A Ordinary Shares on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act.

Our Class A Ordinary Shares and our public warrants are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “HTOO” and “HTOOW”, respectively. The last sale price of the Class A Ordinary Shares and the public warrants on May 14, 2025 was $0.30999 per share and $0.0058 per warrant, respectively.

As of May 16, 2025, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates was $6,192,785 based upon 24,244,174 outstanding Class A Ordinary Shares, of which 19,541,765 Class A Ordinary Shares were held by non-affiliates, and the last reported sale price of our Class A Ordinary Shares of $0.3169 per share on March 17, 2025. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell shares pursuant to this prospectus supplement having a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. In the event that subsequent to the date of this prospectus supplement the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates equals or exceeds $75,000,000, such one-third limitation on sales shall not apply to sales subsequently made pursuant to this prospectus supplement. As of the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12-calendar month period that ends on and includes the date hereof, and therefore $2,064,262 is available to be sold pursuant to this prospectus supplement.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 16, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer and sell our Class A Ordinary Shares having an aggregate offering price of up to $2,064,262 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our Class A Ordinary Shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We are not, and Wainwright is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

Before buying any of the Class A Ordinary Shares that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the documents incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Information by Reference” in this prospectus supplement. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Documents Incorporated by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus supplement and in the documents we file with the SEC that are incorporated by reference into this prospectus supplement.

For investors outside of the United States: Neither we nor Wainwright have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States.

S-ii

Trademarks, Trade Names and Service Marks

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus supplement are the property of their respective owners.

Industry and Market Data

We are responsible for the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus supplement involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read the entire prospectus supplement, the accompanying prospectus and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Our Company

Overview

Our mission is to be a full-service energy and utilities solutions provider of hydrogen and gas services. We are strategically positioned to address critical energy requirements while anticipating future demands in the energy market.

We plan to provide comprehensive green hydrogen project solutions, including advisory services, engineering, equipment sales, and project oversight. We expect to offer end-to-end project management, supporting clients from the initial feasibility stage through to operation and maintenance. By designing plants specifically for clients’ needs, without relying on predetermined specifications, we anticipate that we will ensure every solution is purpose-built. Our hydrogen service will specialize in sustainability and innovation, aiming to become a leading provider of green hydrogen technologies globally. Our new hydrogen services business will be operated through our newly-established subsidiary Bright Hydrogen Solutions Limited, an Irish private limited company.

Following our acquisition of a controlling interest in Quality Industrial Corp., a Nevada corporation (“QIND”), in November 2024, we offer liquified petroleum gas (“LPG”) distribution and services while expanding our presence across both the traditional and clean energy sectors. Our LPG division consists of the business of Al Shola Al Modea Gas Distribution LLC, a United Arab Emirates (“UAE”) company (“Al Shola Gas”), which services over 36,000 customers in the Middle East, providing LPG distribution and engineering services. Al Shola Gas was established in 1980 and is approved by the Directorate General of Dubai Civil Defense, Government of Dubai, UAE, as a “Central Gas Contractor” and “LPG Supplier”.

We are committed to achieving sustainable growth through a diversified energy portfolio, leveraging the established infrastructure and demand for our gas supply and services while expanding our hydrogen engineering and advisory business through strategic and operational synergies. We aim to drive long-term value creation by supporting the global transition to clean energy solutions.

The Company’s Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol HTOO and its warrants are traded under the ticker symbol HTOOW.

Corporate Information

Our principal executive offices are located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus supplement.

THE OFFERING

Class A Ordinary Shares outstanding as of May 14, 2025	24,244,174 Class A Ordinary Shares

Class A Ordinary Shares offered by us(1)	Class A Ordinary Shares with an aggregate offering price of up to $2,064,262

Class A Ordinary Shares outstanding immediately after the offering

Up to 30,903,298 Class A Ordinary Shares (assuming that all shares offered in this offering are sold), based on 24,244,174 Class A Ordinary Shares outstanding on May 14, 2025 and assuming sales of 6,659,124 Class A Ordinary Shares in this offering at an assumed offering price of $0.30999 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on May 14, 2025. The actual number of Class A Ordinary Shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act through Wainwright, as agent or principal. See the section titled “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of Proceeds	The net proceeds of this offering, after deducting Wainwright’s commissions, and our estimated offering expenses, will be used for working capital and general corporate purposes. See “Use of Proceeds”.

Risk Factors	Investing in our Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before deciding to invest in our Class A Ordinary Shares.

Listing	Our Class A Ordinary Shares and public warrants are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO” and “HTOOW”, respectively.

(1)	The number of Class A Ordinary Shares outstanding is based on 24,244,174 Class A Ordinary Shares outstanding as of May 14, 2025, and excludes the following securities as of such date:

●	41,713,270 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0001 each (“Series A Preferred Shares”);

●	5,803,298 Class A Ordinary Shares issuable upon conversion of outstanding convertible notes, upon full conversion of all principal and interest through maturity, at the initial conversion prices, assuming that no event of default occurs;

●	14,503,558 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	77,025 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	1,335,735 Class A Ordinary Shares issuable upon exercise of outstanding options.

RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus supplement, any applicable prospectus supplement, the information set forth under Item 3.D. “Risk Factors” of the Company’s Annual Report on Form 20-F filed with the SEC on May 9, 2025, which are incorporated by reference herein except to the extent that the risk factors stated therein are amended, restated or updated hereby, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus supplement and in the reports incorporated herein by reference, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Risks Relating to this Offering

If you purchase Class A Ordinary Shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price of Class A Ordinary Share being offered may be higher than the net tangible book value per share of our outstanding Class A Ordinary Shares prior to this offering. Assuming that an aggregate of 6,659,124 Class A Ordinary Shares are sold at a price of $0.30999 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on May 14, 2025, for aggregate gross proceeds of $2,064,262, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $0.54 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised or outstanding convertible notes are converted, there will be further dilution to new investors.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our Class A Ordinary Shares.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return, if at all. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, repayment or refinancing of debt. If we do not invest or apply the proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Future sales or issuances of our Class A Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of our Class A Ordinary Shares.

The sale of a substantial number of Class A Ordinary Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A Ordinary Shares at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Class A Ordinary Shares or other equity-related securities would have on the market price of our Class A Ordinary Shares.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the ATM Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our Class A Ordinary Shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our Class A Ordinary Shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Class A Ordinary Shares offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein and any prospectus supplement that we have authorized for use in connection with this offering may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus supplement, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

USE OF PROCEEDS

We may issue and sell Class A Ordinary Shares having aggregate sales proceeds of up to $2,064,262 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Agreement.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, QIND, Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND (the “QIND Sellers”), the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received pursuant to the ATM Agreement are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

Under a Limited Waiver and Consent, dated as of March 17, 2025 (the “Equity Financing Waiver”), between us and Keystone Capital Partners, LLC (“Keystone”), Keystone waived any restriction or condition that would be applicable under the Ordinary Shares Purchase Agreement, dated as of January 10, 2025, by and between us and Keystone (the “Keystone Purchase Agreement”) relating to an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act) between the Company and Wainwright, under which the Company may offer and sell through Wainwright, as sales agent, the Class A Ordinary Shares (a “Waived ATM”). Pursuant to the Equity Financing Waiver, the Company may at any time enter into any agreement relating to a Waived ATM, the filing of a prospectus supplement to a prospectus contained in an effective registration statement that was filed under the Securities Act relating to a Waived ATM, the announcement of a Waived ATM, the issuance, offer, sale, or grant of any Class A Ordinary Shares relating to a Waived ATM, or the issuance, offer, sale, or grant of any securities in connection with either the provision of goods or services or settlement of any obligations that may otherwise arise with respect to a Waived ATM. The Equity Financing Waiver provides that the Company will use 25% of any gross proceeds received under a Waived ATM to make payments of outstanding interest, dividends and principal, as applicable, on any outstanding notes, instruments, or other obligations of the Company, at a rate of 120% of the greater of (i) the outstanding obligations and (ii) the intrinsic underlying value of such instrument.

Under a Limited Waiver, dated as of March 18, 2025, between us and each of certain investors (the “Debt Financing Waiver”), certain rights of the investors were waived with respect to a Waived ATM, and the Company will be required to use 25% of the gross proceeds from any sale of securities pursuant to a Waived ATM to redeem each of the Company’s Senior Convertible Notes, dated as of March 3, 2025, in the aggregate original principal amount of $1,300,000, and each of the Company’s Senior Convertible Notes, dated as of January 10, 2025, in the aggregate original principal amount of $1,231,250, at a premium of 120%.

Except as described above, the net proceeds of this offering, if any, after deducting Wainwright’s commissions, and our estimated offering expenses, will be used for working capital and general corporate purposes. Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty and we may use the net proceeds for other purposes with which you do not agree. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2024:

(1)	on an actual basis;

(2)

on a pro forma basis, to give effect to (i) the issuance of 486,117 Class A Ordinary Shares issued as commitment shares to Keystone pursuant to the Keystone Purchase Agreement; and (ii) an aggregate of 834,690 Class A Ordinary Shares issued upon conversion of an aggregate of $185,956 in principal and accrued interest under a convertible promissory note issued by the Company to an investor on May 7, 2024 in the original principal amount of $1,150,000 (the “May 2024 Note”); and

(3)

on a pro forma as adjusted basis, to give effect to (i) the adjustments set forth in (2) above; and (ii) the issuance and sale of 6,659,124 Class A Ordinary Shares by us in this offering at an assumed offering price of $0.30999 per share, the closing price of the Class A Ordinary Shares on The Nasdaq Capital Market on May 14, 2025, for net proceeds of approximately $1,835,334 after deducting Wainwright’s fees and estimated offering expenses payable by us.

	As of December 31, 2024 (in thousands of euros)
	Actual*	Pro Forma**	Pro Forma As Adjusted**
Long-term debt (excluding lease liabilities)	€272	€101	€101

Equity
Share capital	3	3	3
Share premium	242,255	242,657	244,351
Share based payments reserve	6,939	6,939	6,939
Convertible note reserve	29	29	29
Retained earnings	(236,436)	(236,436)	(236,436)
Noncontrolling interest	(2,091)	(2,091)	(2,091)
Total Equity	10,699	11,101	12,795
Total Capitalization	€10,971	€11,202	€12,896

*	Based on 22,923,368 Class A Ordinary Shares issued and outstanding as of December 31, 2024.

**	The pro forma and pro forma as adjusted information above is illustrative only. You should read the above table together with our financial statements and the related notes in our Annual Report on Form 20-F filed with the SEC on May 9, 2025, which is incorporated by reference herein.

DILUTION

Investors in our Class A Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Class A Ordinary Shares from the offering price of the Class A Ordinary Shares. The net tangible book value of our Class A Ordinary Shares as of December 31, 2024 was approximately $(9.0 million) or approximately $(0.39) per share. Net tangible book value per share of our Class A Ordinary Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Class A Ordinary Shares issued and outstanding as of December 31, 2024. Financial data from our consolidated financial statements has been converted to U.S. dollars based on an exchange rate of approximately €1.00 to $1.0837 as of December 31, 2024 and €1.00 to $1.12 as of May 14, 2025.

After giving effect to (i) the issuance of 486,117 Class A Ordinary Shares issued as commitment shares to Keystone pursuant to the Keystone Purchase Agreement; and (ii) the issuance of an aggregate of 834,690 Class A Ordinary Shares issued upon conversion of an aggregate of $185,956 in principal and accrued interest under the May 2024 Note, our pro forma net tangible book value as of December 31, 2024 would have been approximately $(8.8) million or approximately $(0.36) per ordinary share.

After reflecting the sale of 6,659,124 Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus in the aggregate amount of approximately $2,064,262 at an assumed price of $0.30999 per share, which was the last reported sale price of our Class A Ordinary Shares on Nasdaq on May 14, 2025, and after deducting commissions and estimated offering expenses payable by us (estimated at $167,000), our as adjusted pro forma net tangible book value as of December 31, 2024 would have been approximately $(7.0) million, or approximately $(0.23) per share. This represents an immediate increase in net tangible book value of approximately $0.17 per share of our Class A Ordinary Shares to existing shareholders and an immediate dilution of approximately $0.54 per share of our Class A Ordinary Shares to new investors purchasing shares of our Class A Ordinary Shares in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of Class A Ordinary Share basis for investors purchasing our Class A Ordinary Shares in this offering:

Assumed public offering price per share in this offering		$0.30999
Net tangible book value per share as of December 31, 2024	$(0.39)
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$0.03
Pro forma net tangible book value per share as of December 31, 2024	$(0.36)
Increase in pro forma net tangible book value attributable to this offering	$0.13
As adjusted pro forma net tangible book value per share as of December 31, 2024		$(0.23)
Dilution per share to new investors in this offering		$0.54

The information above is based on 22,923,368 Class A Ordinary Shares issued and outstanding as of December 31, 2024, and excludes the following as of December 31, 2024:

●	41,713,270 Class A Ordinary Shares issuable upon exercise of outstanding Series A Preferred Shares;

●	5,809,958 Class A Ordinary Shares issuable upon conversion of outstanding convertible notes;

●	9,347,121 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	71,261 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	1,335,735 Class A Ordinary Shares issuable upon exercise of outstanding options.

The table above assumes, for illustrative purposes, that an aggregate of 6,659,124 Class A Ordinary Shares are sold at an offering price of $0.30999 per share, which was the last reported sale price of our Class A Ordinary Share on Nasdaq on May 14, 2025 for aggregate gross proceeds of $2,064,262. However, the shares sold in this offering, if any, will be sold from time to time at various prices.

The foregoing information does not take into account the exercise of our outstanding options, warrants or convertible securities, or the issuance of shares under our equity incentive plan. To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on the Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on the Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on the Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Wainwright under which we may issue and sell Class A Ordinary Shares from time to time having an aggregate gross sales price of up to the amount set forth on the cover page of this prospectus supplement through or to Wainwright acting as sales agent or principal. The ATM Agreement will be filed by us as an exhibit to a report on Form 6-K.

Following delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, Wainwright may offer and sell Class A Ordinary Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our Class A Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct Wainwright not to sell Class A Ordinary Shares if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of Class A Ordinary Shares upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our Class A Ordinary Shares. Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for fees and disbursements of counsel to Wainwright in an amount not to exceed $60,000 in connection with the signing of the ATM Agreement and $5,000 per calendar quarter in connection with updates to the documentation provided under the ATM Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the ATM Agreement, will be approximately $167,000.

Settlement for sales of the Class A Ordinary Shares will occur on the first trading day following the date on which any sales are made (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time), or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the Class A Ordinary Shares under the terms and subject to the conditions set forth in the ATM Agreement.

In connection with the sale of the Class A Ordinary Shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

The offering of Class A Ordinary Shares pursuant to the ATM Agreement will terminate as permitted therein. We may terminate the ATM Agreement at any time upon ten business days’ prior notice. Wainwright may terminate the ATM Agreement at any time. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

To the extent required by Regulation M promulgated under the Exchange Act, Wainwright will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving the Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement electronically.

The Class A Ordinary Shares and publicly-traded warrants are listed on The Nasdaq Capital Market under the trading symbols “HTOO” and “HTOOW”, respectively.

The transfer agent for the Class A Ordinary Shares is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus supplement and on matters of Irish law. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

As of the date of this prospectus supplement, Bevilacqua PLLC holds a warrant to purchase 255,000 Class A Ordinary Shares at an exercise price of $0.14 per share. The warrant contains a cashless exercise provision and also provides that the holder may credit all or a portion of outstanding legal fees owed to the holder to the payment of the exercise price. Bevilacqua PLLC received this security as partial consideration for legal services.

EXPERTS

The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of QIND as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 and 2022 consolidated financial statements of QIND contains an explanatory paragraph that states that QIND’s recurring losses from operations and net capital deficiency for the period ended December 31, 2023 raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus supplement is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus supplement (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 3, 2025, January 13, 2025, January 13, 2025 (other than Exhibit 99.1 thereto), January 13, 2025 (other than Exhibit 99.1 thereto), January 14, 2025, January 27, 2025, February 24, 2025, February 27, 2025 (other than Exhibit 99.1 thereto), March 3, 2025, March 10, 2025 (other than Exhibit 99.7 and Exhibit 99.8 thereto), and May 12, 2025; and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities by means of this prospectus supplement, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus supplement.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

FUSION FUEL GREEN plc

$75,000,000

Class A Ordinary Shares
Preference Shares
Warrants
Debt Securities
Units

By this prospectus, we may offer and sell from time to time, in one or more offerings, our Class A ordinary shares, preference shares, warrants, debt securities and units, which we sometimes refer to collectively as the “shelf securities,” for aggregate gross proceeds not to exceed $75,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices, and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, through agents designated from time to time, or to or through underwriters or dealers, among other methods. The prospectus supplement for each offering will describe the specific methods by which we will sell the securities. The prospectus supplement will also set forth the price to the public of such securities and the net proceeds we expect to receive from the sale of the securities.

Our Class A ordinary shares (“ordinary shares”) and warrants trade on the Global Market of The Nasdaq Stock Market, or “Nasdaq,” under the symbols “HTOO” and “HTOOW” respectively. The last sale price of our ordinary shares and warrants on May 4, 2022 was US$8.43 per share and US$2.66 per warrant, respectively.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 13, 2022

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus and incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any combination of shelf securities in one or more offerings with a maximum aggregate offering price of up to US$75,000,000.

This prospectus provides you with a general description of the shelf securities we may offer. Each time securities are sold by us, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and in the documents incorporated in this prospectus by reference, including our Annual Reports on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”), and is qualified in its entirety by the more detailed information herein and therein. This summary may not contain all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference in this prospectus, including the information in “Risk Factors” and our financial statements and the related notes thereto, before making an investment decision.

Unless otherwise stated in this prospectus, references to dollar amounts mean United States Dollars.

History and Overview

Fusion Fuel Green plc (“Fusion Fuel,” “we,” “us,” “our” and similar terms) was incorporated in Ireland on April 3, 2020 as a private limited company under the name Dolya Holdco 3 Limited. On July 14, 2020, we changed our name to Fusion Fuel Green Limited. On October 2, 2020, we converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green plc.” On December 10, 2020, we completed a business combination pursuant to that certain Amended and Restated Business Combination Agreement (“Business Combination Agreement”), which we entered into on August 25, 2020, with HL Acquisitions Corp., a British Virgin Islands business company (“HL”), Fusion Welcome – Fuel, S.A., a public limited company domiciled in Portugal, sociedade anónima (now known as Fusion Fuel Portugal, S.A., “Fusion Fuel Portugal”), Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly-owned subsidiary of ours (“Merger Sub”), and the shareholders of Fusion Fuel Portugal (“Fusion Fuel Shareholders”). Pursuant to the Business Combination Agreement, (i) Merger Sub merged with and into HL (the “Merger”), with HL being the surviving entity of the Merger and becoming a wholly-owned subsidiary of ours, and (ii) we acquired all of the issued and outstanding shares of Fusion Fuel Portugal (the “Share Exchange,” and together with the Merger, the “Transactions”), resulting in Fusion Fuel Portugal and HL becoming wholly-owned subsidiaries of ours and the securityholders of Fusion Fuel Portugal and HL becoming securityholders of our company. Immediately following the closing of the Transactions, we consummated the closing of a series of subscription agreements with accredited investors for the sale in a private placement of 2,450,000 Class A Ordinary Shares for an aggregate investment of approximately $25.1 million. Following the Transactions, HL was dissolved.

Our mission is to produce hydrogen with zero carbon emissions, thereby contributing to a future of sustainable and affordable clean energy and the reversal of climate change. We produce green hydrogen with a proprietary combined electrolyzer and solar energy system using own production capabilities and strategic production partnerships.

Our business plan includes the sale of technology to parties interested in generating green hydrogen at an attractive cost (including to natural gas networks, hydrogen refueling stations, ammonia producers, oil refineries, and other similar customers), the development of hydrogen plants to be operated by us and active management of the portfolio of such hydrogen plants as assets, and the sale of green hydrogen as an output in pre-defined high potential areas.

Prior to the Transactions, Fusion Fuel Portugal was a subsidiary of Fusion Welcome, a European leader in concentrated photovoltaic technology or “CPV” technology. Since 2008, Fusion Welcome has installed over 20 solar CPV plants throughout Europe and the MENA (Middle East and North Africa) region, and over time became the leading CPV solar solution provider in Europe. The management team of Fusion Welcome also developed relationships with key stakeholders throughout the energy, regulatory, and commercial spheres. Recognizing the potential of green hydrogen, the management team of Fusion Welcome launched a subsidiary, Fusion Fuel Portugal, in July 2018, to begin R&D of an alternative to Brown and Grey Hydrogen, with the goal of minimizing the associated carbon footprint, and to provide a market solution for meeting emissions reduction targets.

Starting with the principle of recovering waste heat from the solar energy conversion process, Fusion Fuel Portugal began to explore possibilities to use this energy to generate green hydrogen. Fusion Fuel Portugal’s technology was independently validated by the technology department from Lisbon’s Instituto Superior de Técnico (the “University”). The University produced a study commissioned by GALP, a major Portuguese oil and gas multi-national company. The purpose of the study was to perform a technological assessment of the viability of Fusion Fuel Portugal’s Hydrogen Generator. The study found that the Hydrogen Generator’s system presented a “differentiating advantage” with its technology as it has the typical characteristics of a conventional PEM (polymer electrolyte membrane) electrolyzer, but with a reduced size that is compact and integrated in a concentrator photovoltaic system. The reduced size of the electrolyzer allows for thermal and electrical integration through solar concentration directly in the cell. In other similar technologies, the concentrator photovoltaic system is not conducted within the cell. The University study acknowledges that the Hydrogen Generator was built with all of the appropriate materials available on the market and that the integration of the solar photovoltaic concentration system with the HEVO (formerly referred to as the DC-PEHG) electrolyzer seems well achieved. Fusion Fuel Portugal did not commission or fund any portion of this study, nor did Fusion Fuel Portugal have any role in selecting the professor that conducted the study, and has obtained permission to use the results of the study.

Fusion Fuel is bringing its proprietary technology to the market after extensive production research and testing, including external green hydrogen purity testing by LAQV Requimte Laboratory to confirm it can be used for all major industrial purposes and targeted key markets. Fusion Fuel Portugal is currently developing its first green hydrogen plant in Evora, Portugal (“Evora”) with a total projected cost of approximately €4.5 million, as described further below in this section. The financing of the plant is expected to include a grant from the Portuguese Department of Energy, which Fusion Fuel Portugal applied for in August 2020 and is expecting to receive approval of the grant in the first quarter of 2022. In addition, Fusion Fuel has begun to seek to expand its business in Southern Europe, the Middle East and North Africa region, and Australia. Expansion to the United States is also under active consideration.

Corporate Information

Our principal office is located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and our telephone number is +353 1 920 1000. Our registered office is located at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Our corporate website is located at www.fusion-fuel.eu. The information on our website shall not be deemed part of this prospectus.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US$1.07 billion or more, or our non-convertible debt issued within a three-year period exceeds US$1 billion, or the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission (the “SEC”) as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case Irish) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow Irish corporate governance practices in lieu of certain of the Nasdaq corporate governance standards, as more fully described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated herein by reference. See “Where You Can Find Additional Information” on page 32.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the section titled “Risk Factors” commencing on page 5.

The Securities We May Offer

We may offer up to US$75,000,000 of ordinary shares, preference shares, warrants, debt securities and/or units, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Class A Ordinary Shares

Each holder of our ordinary shares is entitled, subject to the right of Fusion Fuel to set record dates for the purposes of determining the identity of shareholders entitled to notice of and/or to vote at a general meeting and the authority of the board of directors of Fusion Fuel to maintain order and security, to receive notice of and to be present, to vote and to speak at general meetings. At any general meeting, a resolution put to the vote of the meeting will be decided on a poll. Subject to the Memorandum and Articles of our company (“M&A”) and to any rights or restrictions attached to any shares or class of shares, each holder of ordinary shares present in person or by proxy shall have one vote for each share registered in his or her name in the register of members of Fusion Fuel. Voting may be in person or by proxy, attorney or representative. Two shareholders present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be a quorum at a general meeting (provided that at any meeting in which there is to be a vote on any of the actions requiring the consent of the holders of Class B Ordinary Shares, members holding shares representing more than 50% of the votes that may be cast by all the holders of the Class B Ordinary Shares shall be present in person or by proxy at such meeting to constitute a quorum) and no business may be transacted at any meeting except the election of a chair and the adjournment of the meeting unless a quorum is present when the meeting proceeds to business.

Subject to the Irish Companies Act 2014 (“Companies Act”) and any preferential rights of any outstanding preference shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a winding up of our company, holders of our ordinary shares would be entitled to share ratably in the total assets of Fusion Fuel legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preference shares allotted by the board of directors of Fusion Fuel from time to time.

Preference Shares

Subject to the Companies Act, our M&A authorizes the issuance of preference shares, including preference shares which are, at the option of the holders of shares of such series, convertible into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preference share may confer on the holder the right to receive a preferential dividend, participate in and/or receive priority payments upon any liquidation, dissolution, or winding up, and receive a bonus issue or capitalization of profits, each to the extent determined by our board of directors. Preference shares may have full or limited voting rights (if any). We have summarized some of the general terms and provisions of the preference shares that we may issue in “Description of Capital Shares.” A prospectus supplement will describe the particular terms of any issue of preference shares offered from time to time and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below.

Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the units that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time and may supplement or change the terms outlined below.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in us, you should carefully consider the risks and uncertainties described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC, as well as any risk factors set forth under the caption “Risk Factors” in any prospectus supplement relating to a particular offering, together with all of the other information included in such prospectus supplement and incorporated by reference therein. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our ordinary shares could decline, and you could lose all or a part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, among other things, statements relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	the length and severity of the COVID-19 pandemic, including its impact on our business and on demand, project development, construction, operations, and maintenance, finance, and our global supply chains, actions that may be taken by governmental authorities to contain the outbreak or treat its impacts, and the ability of our customers, suppliers, vendors, and other counterparties to fulfill their contractual obligations to us; and

●	the assumptions underlying or related to any of the foregoing.

These statements are not assurances of future performance. Instead, they are based on current expectations, assumptions, and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been assumed or anticipated. These forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause our expectations, assumptions or beliefs to be inaccurate or otherwise cause our actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those risk factors described or incorporated by reference under the heading “Risk Factors” and those risks described from time to time in our filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, assumptions or beliefs otherwise prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, debt repayment, or acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities. We have not allocated any portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to the particular offering in which they are sold.

DILUTION

The specific transaction or terms upon which securities covered by this prospectus may be issued is not known at this time. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering. The prospectus supplement will disclose the amount and percentage of immediate dilution resulting from the offering, computed as the difference between the offering price per share and the net book value per share for the equivalent class of security, as of the most recent balance sheet date.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization at December 31, 2021 on an historical basis.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussions and Analysis of Financial condition and Results of Operations” and the other financial information incorporated by reference in this prospectus from our SEC filings, including our Annual Report.

In thousands except share and per share data	As December 31, 2021
Cash and cash equivalents	35,134
Derivative Financial instruments – warrants	15,271
Total debt	15,271

Equity
Share capital: €0.0001 per share, 100,000,000 shares authorized, 13,123,723 shares issued	2
Share premium	213,611
Share based payment reserve	463
Retained earnings	163,937
Total equity	50,139

The foregoing table does not take into account the conversion or exercise of the convertible securities and warrants set forth in “Description of Capital Shares—Ordinary Shares.”

DESCRIPTION OF SHARE CAPITAL

General

We are a public limited company organized and existing under the laws of Ireland. We were formed on April 3, 2020 as a private company limited by shares under the name Dolya Holdco 3 Limited, incorporated in Ireland. On July 14, 2020, we effected a change of name to Fusion Fuel Green Limited. On October 2, 2020, we converted into a public limited company incorporated in Ireland under the name “Fusion Fuel Green plc”. Our affairs are governed by Fusion Fuel’s M&A, the Companies Act, and the corporate law of Ireland.

Authorized share capital. The authorized share capital of Fusion Fuel is US$11,212,50 divided into 100,000,000 Class A Ordinary Shares with a nominal value of US$0.0001 each, 2,125,000 Class B Ordinary Shares with a nominal value of US$0.0001 each and 10,000,000 preferred shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution”. Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe.

Allotment/issue of shares: As a matter of Irish law, the directors of a company may allot new shares without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by its shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by shareholders by an ordinary resolution. Our M&A authorizes our board of directors to issue new shares in Fusion Fuel without shareholder approval until December 31, 2023 (unless previously revoked by the shareholders of Fusion Fuel in general meeting). The maximum amount of shares in Fusion Fuel that can be allotted under this authority shall be the amount of the authorized but unissued share capital of Fusion Fuel at December 10, 2020.

Notwithstanding this authority, under the Takeover Panel Act 1997 and the Takeover Rules 2013 (the “Takeover Rules”) our board of directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved in writing by the holders of more than 50% of our shares carrying voting rights and that they would vote in favour of it at a general meeting; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period (or prior to any earlier time at which our Board considered the offer to be imminent); or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in our M&A as permitted under Irish law. Our M&A provides that this opt-out will lapse on December 31, 2023 (unless previously revoked by the shareholders of Fusion Fuel in general meeting). Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”). If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Fusion Fuel pro rata to their existing shareholdings before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of shares, which as respects dividends and capital, carry a right to participate only up to a specified amount in a distribution and/or to an issue of shares which are held by a person who acquired them in pursuance of an employees’ share scheme, or, in the case of shares which have not been allotted, are to be allotted in pursuance of such a scheme.

Dividends. Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction of capital approved by the Irish High Court without restriction, or a reorganization of capital.  The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our “relevant financial statements.” The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice.

Redemption. Our M&A provides that, unless the board of directors determines otherwise, any share in the capital of Fusion Fuel that we have agreed to acquire shall be deemed to be a redeemable share (save for an acquisition for nil consideration pursuant to section 102(1)(a) of the Companies Act). In these circumstances, the acquisition of such shares by Fusion Fuel, save where acquired for nil consideration in accordance with the Companies Act, will constitute the redemption of a redeemable share in accordance with the Companies Act. No resolution, whether special or otherwise, will be required to be passed to deem any share in the capital of Fusion Fuel a redeemable share.

Pursuant to our M&A, Fusion Fuel is authorized to acquire its own shares save:

(a)	in a case falling within section 1074 of the Companies Act, which prohibits a public limited company in Ireland making a market purchase or overseas market purchase of its own shares unless the purchase has first been authorized by the company by ordinary resolution; and/or

(b)	in a case falling within section 1075 of the Companies Act, which prohibits a public limited company in Ireland making an off-market purchase of its own shares otherwise than in pursuance of a contract authorized in advance by a special resolution of the company.

Under Irish law, a company may issue redeemable shares and may only redeem them out of distributable reserves or the proceeds of a new issue of shares made for that purpose. We may only purchase redeemable shares if, as a result of such purchase, the nominal value of our issued share capital that is not redeemable would not be less than one-tenth of the nominal value of our total issued share capital. Based on the provision of our M&A described above, shareholder approval will not be required to redeem our shares other than in the two specific cases outlined above at (a) and (b). Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any one time must not exceed 10% of the nominal value of our company capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by subsidiaries.  Under Irish law, an Irish or non-Irish subsidiary may purchase our shares either on market or off market. For one of our subsidiaries to make purchases on market of our shares, the shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of our shares is required. For a purchase by a subsidiary off market, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose ordinary shares are to be bought back cannot vote in favor of the special resolution and the purchase contract must be on display or must be available for inspection by our shareholders at our registered office from the date of the notice of the meeting at which the resolution approving the contract is to be proposed.  In order for one of our subsidiaries to make an on market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” Nasdaq is specified as a recognized stock exchange for this purpose by Irish law. The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds any of our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Reduction of share capital. We may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any manner permitted by the Companies Act.

General Meetings of Shareholders/Written Resolutions of Shareholders. Fusion Fuel will in each year hold a general meeting of its shareholders as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than 15 months shall elapse between the date of one annual general meeting of Fusion Fuel and that of the next. All general meetings of Fusion Fuel other than annual general meetings shall be called extraordinary general meetings. Extraordinary shareholders’ meetings may be convened by the board of directors, by the board of directors on the requisition of shareholders who together hold not less than 10% of the paid up share capital of Fusion Fuel, which carries, as at the date of the requisition, the right of voting at general meetings of Fusion Fuel or, if the board of directors fails to so convene an extraordinary general meeting, such extraordinary general meeting may be convened by the requisitioning shareholders or any of them representing more than 50% of the total voting rights of all of them. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with Fusion Fuel’s M&A and the Companies Act. Under Irish law, if our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Unanimous consent of the holders of the Class A Ordinary Shares and the Class B Ordinary Shares (for as long as Fusion Fuel has more than one shareholder) shall be required before the shareholders may act by way of written resolution without a meeting.

Inspection of books and records. Under Irish law, shareholders have the right to (1) receive a copy of our M&A, (2) inspect and obtain copies of the minutes of general meetings and resolutions, (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us, (4) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting and (5) receive financial statements of any our subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors’ report must be circulated to the shareholders with our financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at our annual general meeting.

Acquisitions.  An Irish public limited company may be acquired in a number of ways, including:

(a)	a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

(b)	through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our ordinary shares have accepted an offer for their shares in our company, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise this “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on the main securities market of the Irish Stock Exchange or another regulated stock exchange in the European Union, or EU, this threshold would be increased to 90%; and

(c)	it is also possible for us to be acquired by way of a merger with a company incorporated in the European Economic Area (“EEA”) under the EU Cross-Border Mergers Directive (EU) 2017/1132/EU or with another Irish company under the Companies Act. Such a merger must be approved by a special resolution. Shareholders may also be entitled to have their shares acquired for cash, as described below. Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company’s property and assets. However, our M&A provides that, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares of Fusion Fuel continue to be beneficially owned by the shareholders of Fusion Fuel Portugal (as at the date of the Business Combination Agreement (as defined in the M&A), the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares shall be required before Fusion Fuel can, either directly or indirectly, by amendment, merger, consolidation or otherwise, sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, of all or substantially all the assets of Fusion Fuel and/or its subsidiaries taken as a whole, or sell or dispose (whether by merger, consolidation or otherwise) of one or more of its subsidiaries if substantially all of the assets of Fusion Fuel and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Fusion Fuel;

Appraisal Rights. Generally, under Irish law, shareholders of an Irish company do not have statutory dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008, as amended, governing the merger of an Irish company limited by shares such as our company and a company incorporated in the European Economic Area, a shareholder (1) who voted against the special resolution approving the merger or (2) of a company in which 90% of the shares are held by the other party to the merger has the right to request in certain circumstances that the successor company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Liquidation. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders and a declaration of solvency is required. Our company may also be dissolved by way of court order on the application of a creditor, a member or by the Irish Companies Registration Office as an enforcement measure if we have failed to file certain returns. The Director of Corporate Enforcement in Ireland (the “Director”) can also present a petition for us to be wound up on the ground that it is just and equitable to do so if the Director considers that such a petition should be brought having regard to a report made under section 758 of the Companies Act or any information or document obtained by the Director by virtue of the performance by the Director of his functions. Subject to the provisions of the Act as to preferential payments, the property of Fusion Fuel on its winding up shall be distributed among the members according to their rights and interests in Fusion Fuel.

Transfers. A shareholder of our company who holds shares beneficially (as opposed to legally) will not be the holder of record of such shares. Instead, the nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (1) from a person who holds such shares directly to any other person, (2) from a person who holds such shares beneficially but not directly to a person who holds such shares directly, or (3) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into or out of his or her own broker account. Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that (a) there is no change in beneficial ownership of the shares and (b) at the time of the transfer into or out of DTC there is no agreement in place for the sale of the shares by the beneficial owner to a third party.

Any transfer of our shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped, the stamp duty thereon is paid by one of the parties and the instrument is provided to the transfer agent. We, in our absolute discretion and insofar as the Companies Act or any other applicable law permits, may, or may procure that we or a subsidiary of our company shall, pay Irish stamp duty arising on a transfer of our shares on behalf of the transferee of such shares. If stamp duty resulting from the transfer of such shares which would otherwise be payable by the transferee is paid by Fusion Fuel or any subsidiary of our company on behalf of the transferee, then in those circumstances, we intend to, on our behalf or on behalf of our subsidiary, take one or a combination of the following actions: (1) require the transferee to pay to us or a subsidiary of our company the amount of such stamp duty and refuse to register such transfer until that amount is paid, (2) seek reimbursement of the stamp duty from the transferee, (3) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (4) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by us or our subsidiary for the amount of stamp duty paid. Our lien shall extend to all dividends paid on those ordinary shares. Our M&A delegates authority to our company secretary, or any other party designated by the board of directors of Fusion Fuel for such purpose, to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty, subject to the reimbursement and set-off rights described above. In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped to the extent required and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register, subject to the suspension right described below.

The board of directors of Fusion Fuel may, in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any share which is not a fully-paid share. The board of directors of Fusion Fuel may also decline to register any transfer if:

(a)	the instrument of transfer is not duly stamped, if required, and lodged at the registered office of Fusion Fuel or any other place as the board of directors of Fusion Fuel may from time to time specify for the purpose, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors of Fusion Fuel may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of more than one class of share;

(c)	the instrument of transfer is in favour of more than four persons jointly;

(d)	it is not satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; or

(e)	it is not satisfied that the transfer would not violate the terms of any agreement to which Fusion Fuel (or any of its subsidiaries) and the transferor are party or subject.

Limitations on rights to own securities. Neither Irish law nor our M&A imposes any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Takeover Rules and Substantial Acquisition Rules. A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Takeover Rules and certain important aspects of the Takeover Rules are described below.

General Principles. The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

(a)	in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

(b)	the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

(c)	a target company’s board of directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

(d)	false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

(e)	a bidder can only announce an offer after ensuring that he or she can fulfill in full any cash consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

(f)	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

(g)	a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid. Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid. If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules. The Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action. Under the Takeover Rules, our board of directors is not permitted to take any action that might frustrate an offer for our shares once our board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by our shareholders at a general meeting; or

(b)	the Irish Takeover Panel has given its consent, where:

i.	it is satisfied the action would not constitute frustrating action;

ii.	our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

iii.	the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our board of directors considered the offer to be imminent; or

iv.	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders’ rights plan. Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Takeover Rules and the General Principles underlying the Takeover Rules. Our M&A allows our board of directors to adopt any shareholder rights plan upon such terms and conditions as our board of directors deems expedient and in the best interests of us, subject to applicable law.

Disclosure of interest in shares. Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, we, under the Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:

(a)	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale. In the event we are in an offer period pursuant to the Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Ordinary Shares

General.

As of December 31, 2021, the issued and paid-up share capital of Fusion Fuel was $1,312 representing 10,998,723 Class A Ordinary Shares and 2,125,000 Class B Ordinary Shares.

Dividends. The holders of Fusion Fuel Ordinary Shares are entitled to such dividends as may be declared by Fusion Fuel’s board of directors.

B Ordinary Shares. Each Class B Ordinary Share is convertible, at the option of the holder thereof at any time up to December 30 2023, into one Class A Ordinary Share. On December 31 2023, all Class B Ordinary Shares will automatically convert into an equal number of Class A Ordinary Shares, without the requirement of any approval by the board of directors of Fusion Fuel or any shareholders of Fusion Fuel.

Voting Rights. Subject to the provisions of the M&A and any rights or restrictions for the time being attached to any class or classes of shares in the capital of Fusion Fuel, each holder of Class A Ordinary Share(s) and each Class B Ordinary Share(s) present in person or by proxy shall be entitled to one (1) vote for each share registered in his or her name in the register of members of Fusion Fuel on all matters subject to the vote at general meetings of Fusion Fuel. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Fusion Fuel Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the Fusion Fuel Ordinary Shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Class A Ordinary Shares and Class B Ordinary Shares (for as long as Fusion Fuel has more than one shareholder) shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to Fusion Fuel’s M&A.

Additionally, our M&A provides that, for so long as not less than an aggregate of 1,700,000 Class B Ordinary Shares continue to be beneficially owned by the shareholders of Fusion Fuel Portugal (as at the date of the Business Combination Agreement (as defined in the M&A), the written consent or affirmative vote of the holders of a majority of the outstanding Class B Ordinary Shares shall be required before Fusion Fuel can carry out any of the following actions:

●	liquidate, dissolve, or wind-up the business and affairs of Fusion Fuel;

●	effect any merger or consolidation in which Fusion Fuel is a constituent party or a subsidiary of Fusion Fuel is a constituent party if Fusion Fuel issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving Fusion Fuel or a subsidiary in which the shares of capital stock of Fusion Fuel outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation);

●	sell, lease, transfer, exclusively license or otherwise dispose, in a single transaction or series of related transactions, by Fusion Fuel or any subsidiary of Fusion Fuel of all or substantially all the assets of Fusion Fuel and any subsidiary, taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of Fusion Fuel if substantially all of the assets of Fusion Fuel and its subsidiaries, taken as a whole, are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of Fusion Fuel;

●	permit the sale of all or substantially all of the Class A Ordinary Shares and Class B Ordinary Shares to an independent third party or group;

●	amend, alter, or repeal any provisions of Fusion Fuel’s M&A;

●	create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or equity securities convertible into capital stock of Fusion Fuel;

●	expand or otherwise alter the size of the board of directors of Fusion Fuel or Fusion Fuel Portugal; and

●	remove any member of the board of directors of Fusion Fuel Portugal.

Restricted voting Ordinary Shares. In certain circumstances the Class A Ordinary Shares and/or Class B Ordinary Shares can carry restricted voting rights. This can occur where the shareholder acquires a controlling interest in shares carrying in aggregate 30% or more of the voting rights of Fusion and has not (i) extended an offer to the holders of each class of shares of Fusion Fuel in accordance with Rule 9 of Takeover Rules or (ii) where Fusion Fuel has not obtained approval of the Irish Takeover Panel or a waiver of Rule 9 of the Takeover Rules in respect of the shareholder. Where Fusion Fuel issues Class A Ordinary Shares or Class B Ordinary Shares to such a shareholder and the shareholder elects to accept such shares, the share certificates shall bear a legend making reference to the shares as Restricted Voting Ordinary Shares.

Transfer of Ordinary Shares. Subject to any restrictions contained in Fusion Fuel’s M&A and the Companies Act, any Fusion Fuel shareholder may transfer all or any of his or her Fusion Fuel Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by Fusion Fuel’s board of directors.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of Fusion Fuel Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If Fusion Fuel’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Fusion Fuel’s shareholders proportionately.

Our Transfer Agent. The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any issue of preference shares will be set forth in the applicable prospectus supplement.

Preference Shares

Fusion Fuel is authorized to issue 10,000,000 preferred shares with a nominal value of US$0.0001 each. As of the date of this prospectus, there are no preference shares issued or outstanding. If issued, the preference shares will have such rights and preferences as determined by our board of directors in accordance with the Companies Act, our M&A, and as set forth in the terms of issue for the shares. The following outlines some of the general terms and provisions of preference shares that we may issue from time to time. Additional or different terms of the preference shares will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any subscription agreement that describes the terms of the issue of preference shares we are offering before the issuance of the preference shares. The summaries of material provisions of the preference shares are subject to, and qualified in their entirety by reference to, the Companies Act, all of the provisions of our M&A and the subscription agreement applicable to a particular issue of preference shares. We urge you to read the applicable prospectus supplements, as well as the complete agreement and M&A that contains the terms of the issue of preference shares.

General. We may issue preference shares including preference shares which are, at the option of us or holder, liable to be redeemed or, at the option of the holders of shares of such series, liable to be converted into shares of any other class or classes or of any one or more series of the same class or of another class or classes. Each preference share may confer on the holder the right to: (i) receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by the directors at the time of issue; (ii) participate with the ordinary shares in profits and assets of Fusion Fuel, including on a winding up, if and to the extent the directors decide at the time of issue; (iii) in a winding up and on redemption, payment in priority to the ordinary shares of: (A) the amount of any dividend accrued but unpaid on the share at the date of winding up or the date of redemption; and (B) any additional amount specified in the terms of issue; (iv) to the extent directors may decide at the time of issue, a bonus issue or capitalization of profits in favor of holders of those shares only; and (v) vote at any general meeting.

The prospectus supplement relating to a particular issue of preference shares will describe the terms of that issue of preference shares and the price or prices at which we will offer the shares of that issue of preference shares. The description may include:

●	the title of the issue of preference shares and the number of shares offered;

●	the preferential dividend rate, the terms and conditions relating to the payment of dividends on the preference shares;

●	whether the preference shares are redeemable, and the terms and conditions relating to any such redemption;

●	whether the preference shares are convertible into ordinary shares, and the terms and conditions relating to any such conversion; and

●	any liquidation preference of the preference shares.

Voting Rights. Before issuance, the board of directors of Fusion Fuel can fix in the resolution(s) providing for the issue of the preference shares of each particular series the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of Fusion Fuel in case of dividend arrears or other specified events, or upon other matters. On each matter on which holders of preference shares are entitled to vote, each preference share will be entitled to one vote, or will be entitled to the number of votes specified in the terms of issue for the share.

Dividend Rights. Holders of our preference shares may be entitled to receive a preferential dividend, in priority to the payment of any dividend on the ordinary shares, at a rate (which may be fixed or variable) and on the basis (including whether cumulative or not) decided by our board of directors at the time of issue.

Conversion and Redemption Rights. The board of directors may decide at the time of issue to designate an issue of preference shares as redeemable. Preference shares may be convertible into our ordinary shares, as and if designated by the board of directors at the time of issue.

Liquidation Rights. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders preference shares may be entitled to participate with the ordinary shares in the profits and assets of our company. The holders of the preference shares may be entitled to payment in priority to the ordinary shares of the amount of any accrued but unpaid dividend or any other additional amount specified in the terms of issue.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary or preference shares or any of the other securities that may be sold under this prospectus, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional or different terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We will file as an exhibit to the registration statement of which this prospectus is a part of, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering before the issuance of those warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements, as well as the complete warrant agreement that contains the terms of the series of warrants.

General. The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants and the price or prices at which will offer the warrants. The description may include:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation and/or terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the designation and/or terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the amount and price of securities that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants represented by the warrant certificates or, if applicable, the securities that may be issued upon exercise of the warrants, will be issued in registered or bearer form;

●	if applicable, information relating to book-entry procedures;

●	if applicable, a discussion of material Irish and U.S. Federal income tax considerations

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant holders will not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements, as well as the complete indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the interest is payable in property other than cash, including in securities of ours, or by increasing the principal amount of the debt securities;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions in respect of our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, enter into sale-leaseback transactions, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material Irish and U.S. Federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights. We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale. Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture. Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver. We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions of or provisions for an event of default; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge. Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies or other property for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations (or, if the debt securities are payable otherwise than in cash, we must have made other arrangements satisfactory to the debenture trustee for payment in property other than cash), sufficient to pay all the principal of, any premium, if any, and interest on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer. We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee. The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents. Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders (or, if the debt securities are payable otherwise than in cash, in accordance with provisions set forth in the prospectus supplement). Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money or other property we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law. The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities. The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may offer units comprised of any of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

We will file as exhibits to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, if any, that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The prospectus supplement relating to a particular issue of units will describe the terms of those units and the price or prices at which we will offer the units. The description may include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material Irish and U.S. federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, or “DTC,” will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times, unless, and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities, and instead, deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

TAXATION

The material Irish and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any shelf securities offered by the prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or issue the shelf securities from time to time though any one or more of the following ways:

●	through underwriters or dealers;

●	directly to purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; or

●	through a combination of these methods.

Registration of the shelf securities covered by this prospectus does not mean that the securities will be offered or sold.

Shelf securities may be distributed from time to time in one or more transactions at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in the applicable prospectus supplement. The prospectus supplement will set forth the terms of the offering of the securities, including, as applicable:

●	the name or names of any agents or underwriters;

●	the amount of securities underwritten or purchased by any underwriter;

●	the initial public offering price;

●	the amounts of any commissions, discounts paid or allowed to any agents or underwriters;

●	the proceeds we will receive;

●	any other items constituting underwriters’ compensation;

●	any discounts, commissions or concessions allowed or paid to dealers;

●	the material terms of any agreement with any underwriters or agents; and

●	any securities exchanges on which the securities may be listed.

Shelf securities may be offered through underwriters. Any underwriter will be named, and any discounts allowed or other compensation payable to any underwriter will be set forth, in the applicable prospectus supplement. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. We may grant the underwriters an over-allotment option under which underwriters may purchase additional securities from us. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

Shelf securities may be offered to purchasers directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Shelf securities may be offered to purchasers through dealers as principals. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Shelf securities and resale shares may be offered into an existing trading market for such securities at other than a fixed price. Underwriters, dealers, and agents who participate in any such at-the-market offerings will be named in the applicable prospectus, along with the terms and conditions of any agency, marketing or similar agreement and the commissions payable or other compensation upon sale of the securities.

We may make direct sales of shelf securities through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Any underwriters, dealers or agents involved in the offer or sale of the securities will be named, and any commissions or other compensation payable by us to such underwriter, dealer or agent will be set forth, in the applicable prospectus supplement.

We may offer shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, or the “Securities Act.” Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The terms and conditions of these contracts and the commissions payable for solicitation of the contracts will be set forth in the prospectus supplement.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, shelf securities offered by us under this prospectus will be a new issue and, other than the ordinary shares and our existing warrants, which are listed on Nasdaq, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

All costs, expenses and fees associated with the registration and distribution of shelf securities will be borne by us.

EXPENSES

The following table sets forth the costs and expenses payable by us in connection with registering the securities offered hereby. All amounts listed below are estimates except the SEC registration fee.

Itemized expense	Amount
SEC registration fee	$7,000
Legal fees and expenses	$25,000
Accounting fees and expenses	$25,000
Transfer agent and registrar fees	$10,000
Miscellaneous	$3,000
Total	$70,000

Our costs and expenses relating to each sale of securities being registered hereby will be provided by a prospectus supplement.

LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

EXPERTS

The consolidated financial statements of Fusion Fuel Green plc as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

Our agent for service of process in the United States is Graubard Miller, our U.S. counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. We are an Irish company and our executive offices are located outside of the United States. Certain of our directors and officers and some of the experts in this prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon any of these persons. You may also have difficulty enforcing, both in and outside of the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of Ireland would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference our documents listed below:

●	our Annual Report on Form 20-F filed with the SEC on May 2, 2022;

●	our reports on Form 6-K filed with the SEC on March 3, 2022 and January 3, 2022; and

●	the description of our securities contained in our Shell Company Report on Form 20-F filed with the SEC on December 17, 2020.

We are also incorporating by reference (i) all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement of which this prospectus forms a part, and (ii) all such Annual Reports and certain reports on Form 6-K that we file after the effectiveness of the registration statement of which this prospectus forms a part, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated (in each case, if such Form 6-K states that it is incorporated by reference into this prospectus).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any accompanying prospectus supplement, as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. Requests for such documents should be made to Fusion Fuel Green plc, Attn: Mr. Frederico Figueira de Chaves, Chief Financial Officer, 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland. Such documents may also be accessed free of charge on our website at www.fusion-fuel.eu.

FUSION FUEL GREEN PLC

Up to $2,064,262

Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 16, 2025